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                                                                    EXHIBIT (23)


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
ONEOK, Inc.:

We consent to incorporation by reference in the Registration Statements Nos. 333-41263, 333-41265, 333-41267, 333-41269, 333-42094, 333-54274 and 333-95039
and 333-81043 on Form S-8 and nos 333-36928, 333-44915, 333-54586, 333-57433,
333-65059, and 333-82717 on Form S-3 of ONEOK, Inc. of our report dated February 7, 2001, relating to the consolidated balance sheets of ONEOK, Inc. and subsidiaries as of December 31, 2000, December 31, 1999 and August 31, 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 2000, the years ended August 31, 1999 and 1998, and the four months ended December 31, 1999, which report appears in the December 31, 2000, annual report on Form 10-K of ONEOK, Inc.

                                       KPMG LLP

Tulsa, Oklahoma
March 23, 2001